Exhibit 3.3

STATE OF NEVADA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings Office of the Secretary of State Certified Copy January 10, 2018 Job Number:  C20180110-0266 Reference Number: Expedite: Through Date: The undersigned filing officer hereby certifies that the atached copies are ture and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed in the attached report. Document Number(s) 20180013639-73 Description Merge In Number of Pages 16 pages/1 Copies Respectfully Barbara K. Cegavske Secretary of State Certified By: Denise Repp Certificate Number: C20180110-0266 You may verify this certificate online at http://www.nvsos.gov/ Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701-4201 Telephone (775) 684-5708 Fax (755) 684-7138

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 1 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Merger (Pursuant to NRS Chapter 92A) 1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200): If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one. Scientific Games Corporation Name of merging entity Delaware Jurisdiction corporation Entity type * Name of merging entity Jurisdiction Entity type * Name of merging entity Jurisdiction Entity type * Name of merging entity Jurisdiction Entity type * and, SG Nevada Merger Company Name of surviving entity Nevada Jurisdiction corporation Entity type * * Corporation, non-profit corporation, limited partnership, limited-liability company or business trust. This form must be accompanied by appropriate fees. Filing Fee: $350.00 Nevada Secretary of State 92A Merger Page 1 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 2 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190): Attn: c/o: 3) Choose one: X The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 2 Revised: 1-5-15 4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity): If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four. (a) Owner's approval was not required from Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and, or; Name of surviving entity, if applicable This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 2 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 3 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY (b) The plan was approved by the required consent of the owners of *: Scientific Games Corporation Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and, or; SG Nevada Merger Company Name of surviving entity, if applicable * Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger. This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 3 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 4 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160): The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and, or; Name of surviving entity, if applicable This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 4 Revised: 1-5-15

Such Certificate of Amended and Restated Articles of Incorporation attached hereto and filed herewith sets forth the Amended and Restated Articles of Incorporation of Scientific Games Corporation, a Nevada corporation. 6) Location of Plan of Merger (check a or b): (a) The entire plan of merger is attached; or, X (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200). * Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. 7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed) Date: Time: This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 5 Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Scientific Games Corporation
Name of **merging** entity

X /s/ Michael A. Quartieri	Exec.VP, Treasurer, Secretary	1/10/18
Signature	Title	Date

Name of **merging** entity

X		
Signature	Title	Date

Name of **merging** entity

X		
Signature	Title	Date

Name of **merging** entity

X		
Signature	Title	Date

and,

SG Nevada Merger Company
Name of **surviving** entity

X /s/ Michael A. Quartieri	President	1/10/18
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15